                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (As Permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 AVX CORPORATION
                (Name of Registrant as Specified In Its Charter)

      --------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
o-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)      Amount Previously Paid:

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     (4)      Date Filed:

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

AVX Corporation       801 17th Avenue South * Myrtle Beach, South Carolina 29577



To our Shareholders:


         The Annual Meeting of Shareholders of AVX Corporation, a Delaware corporation, will be held at the Crown Reef Resort and Conference Center, 2913 South Ocean Boulevard, Myrtle Beach, South Carolina 29577, on Tuesday, July 25, 2000, at 10:00 a.m., for the purpose of acting upon the following matters, as well as such other business as may properly come before the Annual Meeting or any adjournment thereof:


         1.       To elect four Directors;

         2. To ratify a proposed amendment to the AVX Corporation 1995 Stock Option Plan;

         3. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent accountants for the fiscal year commencing April 1, 2000; and

         4. To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.


         Only shareholders of record of the Company on May 26, 2000, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.


         In order that your shares of stock may be represented at the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope, or use telephone or Internet voting (as explained in the proxy voting instructions attached to the proxy card) before the Annual Meeting. If you attend the Annual Meeting, you may vote in person even though you have previously voted.


         Please note that the number of shares of common stock indicated on the proxy card reflects the shares owned as of May 26, 2000, and does not reflect the Company's June 1, 2000, 2-for-1 common stock split effected in the form of a 100% stock dividend.


/S/ KURT CUMMINGS
-----------------
Kurt Cummings
Corporate Secretary


Myrtle Beach, South Carolina
June 14, 2000




                             YOUR VOTE IS IMPORTANT
    PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND PROMPTLY RETURN IT IN
        THE ENCLOSED ENVELOPE, OR USE TELEPHONE OR INTERNET VOTING BEFORE
                               THE ANNUAL MEETING.

                                 AVX Corporation
                  801 17th Avenue South, Myrtle Beach, SC 29577

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, JULY 25, 2000

         This Proxy Statement is furnished to the shareholders of AVX Corporation ("AVX" or the "Company") in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, July 25, 2000, at 10:00 a.m., at the Crown Reef Resort and Conference Center, 2913 South Ocean Boulevard, Myrtle Beach, South Carolina 29577, and any adjournment thereof. The Company expects that this Proxy Statement, with the accompanying proxy and the Annual Report to Shareholders for the fiscal year ended March 31, 2000, will be mailed to shareholders on or about June 19, 2000.


         Each share of AVX Corporation common stock, par value $.01 per share (the "Common Stock"), outstanding at the close of business on May 26, 2000, will be entitled to one vote on all matters acted upon at the Annual Meeting. On May 26, 2000, the date for determining shareholders entitled to vote at the Annual Meeting, 87,540,073 shares of Common Stock were outstanding.


         On April 20, 2000, the Board of Directors approved a 2-for-1 stock split of the Company's Common Stock effected in the form of a 100% stock dividend (the "Stock Split"). The additional shares were distributed on June 1, 2000, after the record date for determining the outstanding shares entitled to vote at the Annual Meeting. Such additional shares are not, therefore, entitled to be voted at the Annual Meeting. Accordingly, unless otherwise expressly provided, the number of shares, per share amounts, and market prices of the Company's common stock disclosed in this Proxy Statement have not been adjusted to reflect the Stock Split.

         Shares will be voted in accordance with the instructions indicated in a properly executed proxy. In the event that voting instructions are omitted on any such proxy, the shares represented by such proxy will be voted as recommended by the Board. Shareholders have the right to revoke their proxies at any time prior to a vote being taken, by (i) delivering written notice of revocation before the Annual Meeting to the Corporate Secretary at the Company's principal offices; (ii) delivering a proxy bearing a later date or time than the proxy being revoked; (iii) resubmitting a vote by telephone or Internet (as explained in the proxy voting instructions attached to the proxy card); or (iv) voting in person at the Annual Meeting.

         The presence at the Annual Meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies indicating shareholder abstentions will, in accordance with Delaware law, be counted as represented at the Annual Meeting for purposes of determining whether there is a quorum present, but will not be voted for or against any proposal to which the abstention relates. However, the effect of an abstention on any proposal, other than the election of directors, has the same effect as a vote against the proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees that are represented at a meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum, but will not be voted on such matter and will not be counted for purposes of determining the number of votes cast on such matter. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

         The Company has been informed by the Trustee for the Company's retirement plans and deferred compensation plans that shares of Common Stock held by the Trustee for such plans will be voted by the Trustee in accordance with instructions received from the participants, and if no instructions are received with respect to any shares, such shares will be voted in the same proportion as shares for which instructions are received from other participants in the plan.

         At the date of this Proxy Statement, management does not know of any matter to be brought before the Annual Meeting for action other than the matters described in the Notice of Annual Meeting and matters incident thereto. If any other matters should properly come before the Annual Meeting, the holders of the proxies will vote and act with respect to such matters in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.


                                   PROPOSAL I
                              ELECTION OF DIRECTORS
                     NOMINATIONS FOR THE BOARD OF DIRECTORS

         The Board of Directors is currently divided into three classes elected for staggered terms. At the 1998 Annual Meeting of Shareholders, the directors of Class II were elected to a term of two years which expires at the upcoming Annual Meeting. The Board of Directors proposes that the nominees identified below, all of whom are currently serving as Class II directors, be elected to Class II for a new term of three years.


                                    CLASS II


         Nominations for Terms Expiring at the Annual Meeting in July of 2003


DIRECTORS STANDING FOR ELECTION


MICHIHISA YAMAMOTO Age 58 Member of the Board since July 1997. Senior Vice President of AVX's parent company, Kyocera Corporation ("Kyocera") since June 1999. Representative Director of Kyocera since June 1992. Employee of Kyocera since 1970.


CARROLL A. CAMPBELL, JR. Age 60 Member of the Board since August 1995. President and Chief Executive Officer of the American Council of Life Insurers since 1995. Governor of South Carolina from January 1987 to January 1995. Director of Fluor Corporation, Wackenhut Corporation and Norfolk Southern Corporation.


JOHN S. GILBERTSON Age 56 President of the Company since July 1997. Chief Operating Officer of the Company since April 1994, and a member of the Board since January 1990. Executive Vice President from April 1992 to July 1997, Senior Vice President from September 1990 to March 1992 and employed by the Company since 1981. A Managing Director of Kyocera since June 1999. Director of Kyocera from June 1995 to June 1999.


RODNEY N. LANTHORNE Age 55 Member of the Board since January 1990. President of Kyocera International, Inc. ("KII") a United States subsidiary of Kyocera since January 1987. A Senior Managing Director of Kyocera since 1999. Director of Kyocera from 1988 to 1999.


         These four directors have been nominated by the Board. Unless contrary instructions are given, it is intended that the votes represented by the proxies will be cast FOR the election of the persons listed above as directors. The affirmative vote of the holders of a plurality of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of the directors. In the event that any of the nominees should become unavailable to stand for election, the Board may designate a substitute. It is intended that all properly executed and returned proxies will be voted for such substitute nominee.


    THE BOARD RECOMMENDS A VOTE "FOR" ELECTION OF THE PERSONS LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

                                     CLASS I

         Terms Expiring at the Annual Meeting in July of 2001


KAZUO INAMORI Age 68 Chairman Emeritus of the Board since July 1997. Chairman of the Board from January 1990 to July 1997. Chairman Emeritus of the Board of Directors of Kyocera since July 1997, having served as Chairman of the Board of Directors of Kyocera, which he founded, since 1959.


KENSUKE ITOH Age 62 Vice Chairman of the Board since July 1997. Member of the Board since January 1990. Chairman of the Board of Directors of Kyocera since June 1999. President of Kyocera from June 1989 to June 1999. A Representative Director of Kyocera since 1985.


BENEDICT P. ROSEN Age 64 Chairman of the Board since July 1997. Chief Executive Officer since 1993 and a member of the Board since January 1990. President of the Company from April 1993 until July 1997. Executive Vice President from February 1985 to March 1993 and employed by the Company since 1972. Senior Managing and Representative Director of Kyocera since June 1995 and previously a Managing Director of Kyocera from 1992 to June 1995. Director of KII, Nitzanim-AVX/Kyocera-Venture Capital Fund Ltd, Aerovox Corporation and Nordson Corporation.


RICHARD TRESSLER Age 58 Member of the Board since October 1995. Professor and Head of the Department of Material Science and Engineering at Pennsylvania State University since 1991.


MASAHIRO UMEMURA Age 56 Member of the Board since January 1990. Senior Vice President of Kyocera since June 1999. Senior Managing and Representative Director of Kyocera since June 1997. General Manager of the Corporate Development Group of Kyocera since June 1992 and Managing Director of Kyocera since June 1993. Executive Vice President and Treasurer of a United States subsidiary of Kyocera from April 1986 to June 1992.


                                    CLASS III


         Terms Expiring at the Annual Meeting in July of 2002


YASUO NISHIGUCHI Age 56 Member of Board since July 1999. President of Kyocera since June 1999 and Representative Director of Kyocera since June 1992. Vice President of Kyocera from June 1997 to June 1999. Employee of Kyocera since 1975.


YUZO YAMAMURA Age 58 Member of the Board since July 1995. President of Kyocera Elco Corporation, a subsidiary of Kyocera since December 1992. Senior Managing and Representative Director of Kyocera since June 1995. Employee of Kyocera since 1965.


HENRY C. LUCAS Age 55 Member of the Board since July 1999. Professor of Information Systems at New York University since 1974.


Donald B. Christiansen was elected as a Class III Director at the July 1999 Annual Meeting. He is retiring as a Director, Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Company on July 25, 2000. Masahiro Yamamoto, Senior Vice President and Representative Director of Kyocera, was also elected as a Class III Director at the July 1999 Annual Meeting. He retired as an AVX Director in May 2000. These Director positions remain unfilled.

                                   PROPOSAL II
                      PROPOSED RATIFICATION OF AN AMENDMENT
                          TO THE 1995 STOCK OPTION PLAN

         In April 2000, the Board adopted, subject to shareholder approval, an amendment to the AVX Corporation 1995 Stock Option Plan (the "1995 Stock Option Plan") to increase the number of shares that may be issued under the plan by an additional 1,500,000 (automatically adjusted to an additional 3,000,000 shares in connection with the Stock Split in accordance with the terms and conditions of the 1995 Stock Option Plan).

         As of May 22, 2000, 1,690,689 shares of Common Stock were subject to outstanding options granted under the 1995 Stock Option Plan. The purpose of the 1995 Stock Option Plan is to promote Company success by aligning employee financial interests with long-term shareholder value. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the plan unless the additional shares are authorized. The material terms of the 1995 Stock Option Plan are summarized below. (The summary is not intended to be a complete description of all the provisions of the plan.)

STOCK OPTION PLAN


         Pursuant to the 1995 Stock Option Plan, options may be granted to officers and key employees of the Company and its subsidiaries for the purchase of up to an aggregate of 3,150,000 shares of Common Stock, not reflecting the Stock Split or the proposed 1,500,000 share increase referred to above which is the subject of this Proposal. As of March 31, 2000, approximately 250 employees (including 13 officers) of the Company were participants in the 1995 Stock Option Plan. The 1995 Stock Option Plan is administered by the Equity Compensation Committee of the Board which determines, at its discretion, the number of shares subject to each option granted and the related purchase price and option period. Incentive stock options ("ISOs"), as defined by the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options ("NQSOs") may currently be granted under the 1995 Stock Option Plan. No person, however, may be granted options under this plan during any five-year period representing an aggregate of more than 500,000 shares of Common Stock. The 1995 Stock Option Plan requires that the exercise price for each stock option be not less than 100% of the fair market value (as defined in the plan) of the Common Stock on the date the option is granted. The market value of the Common Stock, as reported on the New York Stock Exchange Composite Tape , on May 26, 2000, (without giving effect to the Stock Split) was $58.75 per share.


         Under the 1995 Stock Option Plan, no ISO may be granted to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company unless the option price is at least 110% of the fair market value of the Common Stock at the date of grant. An ISO may not be granted to any employee if the aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which such options granted to such employee are exercisable for the first time by such employee during any calendar year exceeds $100,000.


         The 1995 Stock Option Plan requires that each stock option shall expire on the date specified by the Equity Compensation Committee, but not more than ten years from its date of grant; however, in the case of an employee who at the time of such grant owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, such options shall not be exercisable after the expiration of five years after the date of grant. Options will become exercisable in accordance with the stock option agreement entered into with respect to each option grant; provided, however, that no option shall be exercisable until the six-month anniversary of the date of its grant. Except as provided otherwise in the applicable agreement or upon termination of employment due to death, retirement or incapacity (retirement and incapacity, as defined in the plan), if the employee voluntarily terminates employment or is terminated for cause, his or her option (whether or not vested) shall immediately terminate. If the employee's employment is terminated by the Company for reasons other than cause, the option may be exercised within 90 days of such termination but in no event beyond the scheduled expiration of the option. If the employee's employment is terminated due to death, retirement or incapacity, the option may become fully vested and be exercised for periods not to exceed the scheduled expiration of the option. Options may be exercised by the payment of cash or, unless prohibited by the option agreement, by the delivery of shares of Common Stock.


         The Board may amend or discontinue the 1995 Stock Option Plan at any time, provided that shareholder approval is required for any amendment that would increase the maximum number of shares of Common Stock that may be issued thereunder (except to the extent of adjustments for changes in capitalization and other such adjustments permitted thereby) and any amendment that would change the class of employees eligible to participate therein. No amendment or termination may adversely affect the rights of a participant who then holds an option without the participant's consent.


         Set forth below is further information with respect to options granted under the Stock Option Plan during the fiscal year ended March 31, 2000. For information concerning grants during the year to the executive officers named in the Summary Compensation Table below, see "Executive Compensation - Option Grants During the Fiscal Year Ended March 31, 2000."


                                New Plan Benefits
                             1995 Stock Option Plan


------------------------------------------------- ------------ ---------------
Name and Position                                 Dollar Value Number of Units
------------------------------------------------- ------------ ---------------
All current officers as a group                        (1)         200,000
------------------------------------------------- ------------ ---------------
All current non-officer directors as a group           (1)             0
------------------------------------------------- ------------ ---------------
All current non-officer employees as a group           (1)         249,100
------------------------------------------------- ------------ ---------------

(1) The dollar value of the options indicated is not determinable due to fluctuating market prices.


FEDERAL INCOME TAX CONSEQUENCES


         The following brief description of the tax consequences of awards under the 1995 Stock Option Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.


OPTIONS


         There are no Federal tax consequences either to the optionee or to the Company upon the grant of an ISO or of a NQSO. On the exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income and, subject to the limitation described below, the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.


         On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and, subject to the limitation described below, be deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.


         Certain additional rules apply if the option price is paid in shares of Common Stock.

LIMITATION ON COMPANY'S DEDUCTION


         Pursuant to Section 162(m) of the Code, the Company's tax deduction for individual compensation paid to specified officers in any one year is limited to $1 million. The Company's deduction arising from the exercise of a NQSO (or the sale of stock acquired through the exercise of an ISO before the required holding periods are met) will be exempt from this limitation if certain outside director and shareholder approval requirements are met.


         The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote on the Proposal is required for approval of the amendment to the 1995 Stock Option Plan. The amendment to the 1995 Stock Option Plan is conditioned upon and will be of no force and effect unless the proposal receives approval by the requisite vote of the shareholders.


THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.




                                  PROPOSAL III

         PROPOSED RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board has appointed PricewaterhouseCoopers, LLP as the independent accountants to examine and audit the accounts of the Company for the fiscal year commencing April 1, 2000. In the event that ratification of this selection of independent accountants is not approved by the affirmative vote of a majority of the shares voting on the Proposal, the selection of independent accountants will be reconsidered by the Board.


         A member of PricewaterhouseCoopers, LLP is expected to be in attendance at the Annual Meeting and have the opportunity to make a statement and respond to questions.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.


 OWNERSHIP OF SECURITIES BY DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

         The Common Stock is the only class of equity securities of the Company outstanding. As of March 31, 2000, the directors and director nominees and each executive officer named in the Summary Compensation Table below, individually, and all directors, director nominees and executive officers of the Company as a group, beneficially owned (i)shares of Common Stock of the Company and (ii) equity securities of Kyocera, as follows:

                                              Amount and
                                              Nature of
                                              Beneficial
                                             Ownership of     Number of AVX Shares
                                           Outstanding AVX         Underlying          Total AVX       Percentage of
                  Name                        Shares (1)      Exercisable Options(2)     Shares      AVX Common Stock
                  ----                        ---------      ----------------------    ---------     ----------------
Benedict P. Rosen                               60,511              235,564             296,075              *
Kazuo Inamori                                   10,000               10,000              20,000              *
John S. Gilbertson                              30,267              221,875             252,142              *
Donald B. Christiansen                          17,058               17,500              34,558              *
C. Marshall Jackson                              2,559               17,500              20,059              *
Ernie Chilton                                    3,800                6,250              10,050              *
Carroll A. Campbell, Jr.                         2,935(3)             3,000               5,935              *
Kensuke Itoh                                     3,000               10,000              13,000
Rodney N. Lanthorne                              1,500               10,000              11,500              *
Henry C. Lucas                                     218(4)                 0                 218
Yasuo Nishiguchi                                     0                    0                   0              *
Richard Tressler                                 1,977(5)             2,500               4,477              *
Masahiro Umemura                                 1,000               10,000              11,000              *
Masahiro Yamamoto                                1,000               10,000              11,000              *
Michihisa Yamamoto                               1,000                7,500               8,500              *
Yuzo Yamamura                                    1,000               10,000              11,000              *

All directors, director nominees and           215,178              613,289             830,967              *
executive officers as a group
(a total of 23 individuals including
those named above)

TABLE 1

------------------------------------------- ------------------- ----------------- -------------------- --------------
                   Name                     Amount and Nature      Number of
                                              of Beneficial      Kyocera Shares
                                               Ownership Of        Underlying                           Percentage
                                               Outstanding        Exercisable        Total Kyocera      of Kyocera
                                            Kyocera Shares(1)      Options(6)           Shares            Shares
------------------------------------------- ------------------- ----------------- -------------------- --------------

------------------------------------------- ------------------- ----------------- -------------------- --------------
                         Benedict P. Rosen        10,773             2,500               13,273               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                             Kazuo Inamori    13,086,165(7)          4,000           13,090,165             6.9%
------------------------------------------- ------------------- ----------------- -------------------- --------------
                        John S. Gilbertson        15,033             2,000               17,033               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                    Donald B. Christiansen           172                 0                  172               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                       C. Marshall Jackson         1,957                 0                1,957               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                             Ernie Chilton             0                 0                    0               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
             Carroll A. Campbell, Jr.  Jr.             0                 0                    0               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                              Kensuke Itoh       585,172             4,000              589,172               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                       Rodney N. Lanthorne         2,962             2,500                5,462               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                            Henry C. Lucas             0                 0                    0               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                          Yasuo Nishiguchi         2,995             4,000                6,995               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                          Richard Tressler             0                 0                    0               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                          Masahiro Umemura         5,000             3,000                8,000               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                         Masahiro Yamamoto         2,000             3,000                5,000               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                        Michihisa Yamamoto         9,232             3,000               12,232               *
------------------------------------------- ------------------- ----------------- -------------------- --------------
                             Yuzo Yamamura        82,000                 0               82,000               *
------------------------------------------- ------------------- ----------------- -------------------- --------------

------------------------------------------- ------------------- ----------------- -------------------- --------------
All directors, director nominees and           9,128,914            28,000            9,156,914             4.8%
executive officers as a group
(a total of 23 individuals including
those named above)
------------------------------------------- ------------------- ----------------- -------------------- --------------


* Less than 1%


(1) Includes interests, if any, in shares held in the Company's Deferred Compensation and Retirement Plan Trusts.

(2) Includes AVX shares under options exercisable as of March 31, 2000, and options which become exercisable within 60 days thereof under the 1995 Stock Option Plan or the AVX Corporation Non-Employee Directors Stock Option Plan (the "Non-Employee Directors Plan") referenced below.

(3) Includes 2,935 Phantom Shares accrued under the Deferred Compensation Plan for Non-Employee Directors referenced below.

(4) Includes 218 Phantom Shares accrued under the Deferred Compensation Plan for Non-Employee Directors.

(5) Includes 1,477 Phantom Shares accrued under the Deferred Compensation Plan for Non-Employee Directors.

(6) Includes shares under options exercisable as of March 31, 2000, and options which become exercisable within 60 days thereof under the Kyocera Stock Option Plan.

(7) Includes 4,680,000 shares held by The Inamori Foundation as to which Mr. Inamori, as President of the foundation, may be deemed to have voting and investment power.

         The information provided in the above chart as to each director, director nominee and named executive officers, individually, and all directors, director nominees and executive officers as a group, is based on information received from such individuals. However, the listing of such shares is not necessarily an admission of beneficial ownership by such persons. Unless otherwise indicated in the footnotes, such individuals hold, together with certain members of their family, sole voting and investment power over the shares.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         Set forth below is a table indicating those persons whom the management of the Company believe to be beneficial owners of more than 5% of any class of the Company's securities as of May 26, 2000.


--------------------------------- ------------------------- ----------------
        Name and Address          Shares Beneficially Owned Percent of Class
       of Beneficial Owner
--------------------------------- ------------------------- ----------------
       Kyocera Corporation               60,900,000               69.8%
      6 Takeda Tobadono-cho
Fushimi-ku, Kyoto 612-8501, Japan
--------------------------------- ------------------------- ----------------



To the best of the Company's knowledge, as of May 26, 2000, no person other than Kyocera owned more than 5% of the outstanding voting securities of the Company.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of any class of the Company's registered equity securities with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that during fiscal year ended March 31, 2000, all of its directors and officers complied with all applicable Section 16(a) filing requirements.


                BOARD OF DIRECTORS - MEETINGS HELD AND COMMITTEES

         The Board held four meetings during the fiscal year ended March 31, 2000. During that period, all the directors attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which they served, except for Dr. Inamori, Mr. Yamamura and Mr. Nishiguchi, who are residents of Japan and are representatives on the Board for Kyocera.


The Board has the following standing committees:


         Executive Committee. The Executive Committee has been, and from time to time is, delegated authority by the Board to exercise the powers of the Board in matters pertaining to the management of the business. The Executive Committee held no meetings during the fiscal year ended March 31, 2000. The members of the Executive Committee are Messrs. Inamori (Chairman), Rosen, Itoh, Lanthorne and Umemura.


         Audit Committee. The functions of the Audit Committee include (a) reviewing the independence of the Company's independent accountants and making recommendations to the full Board as to engagement of the independent accountants, (b) reviewing with the independent accountants the plan and results of the audit engagement, (c) reviewing the annual financial statements of the Company, and (d) reviewing proposed audit fees and other fees of the independent accountants. The Audit Committee held two meetings during the fiscal year ended March 31, 2000. The members of the Audit Committee are Messrs. Campbell (Chairman), Lucas and Tressler.

         Compensation Committee. The Compensation Committee has the full power and authority of the Board with respect to the determination of compensation for all executive officers of the Company. The Compensation Committee also has full power and authority over any compensation plan approved by the Board, other than the 1995 Stock Option Plan, including the issuance of shares of Common Stock, as such Compensation Committee may deem necessary or desirable in accordance with such compensation plans. The Compensation Committee held one meeting during the fiscal year ended March 31, 2000. The members of the Compensation Committee are Messrs. Inamori (Chairman), Itoh, Campbell and Tressler.


         Equity Compensation Committee. The Equity Compensation Committee is responsible for any action on all matters concerning the 1995 Stock Option Plan. This committee consists of Messrs. Tressler (Chairman), Campbell and Lucas. The Equity Compensation Committee held two meetings during the fiscal year ended March 31, 2000.


         Special Advisory Committee. The Special Advisory Committee is required to review and approve all material contracts and transactions between the Company and related parties. The Special Advisory Committee held one meeting during the fiscal year ended March 31, 2000. The members of the Special Advisory Committee are Messrs. Lucas (Chairman), Campbell and Tressler.


                            COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company or Kyocera is paid an annual director's fee of $30,000, an attendance fee of $2,500 per Board or committee meeting and reimbursement of travel expenses. Each director who is an employee of Kyocera is paid an attendance fee of $2,500 per Board or committee meeting and reimbursement of travel expenses. In addition, each director who is not an employee of the Company is granted stock options pursuant to the Non-Employee Directors Plan.


NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.


         The Non-Employee Directors Plan authorizes the issuance of 250,000 shares (not reflecting the Stock Split), making available the grant of an option to purchase 7,500 shares of Common Stock to each non-employee director as of the date on which a non-employee director is elected for the first time and every third anniversary thereafter. The option becomes exercisable 33 1/3% one year after the date of the grant and an additional 33 1/3% at the end of each of the following two years, provided that the non-employee director must continue to be a director at the date of exercise. However, if the non-employee director's service terminates due to retirement, death or disability, his options shall thereupon become fully vested. Options have an exercise price equal to the fair market value (as defined in the plan) of the Common Stock on the date of grant. This plan is administered by the Board. The plan requires that options granted thereunder will expire on the date which is ten years after the date of grant, unless sooner terminated under the terms of the plan. Unless sooner terminated by action of the Board, the plan will terminate on August 1, 2005. Subject to certain exceptions which require shareholder approval, the plan may be amended or discontinued by the Board. Options granted under the plan are not assignable. There are no Federal tax consequences either to the non-employee directors or to the Company upon the grant of an option. On exercise of an option, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the non-employee director as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of an option will generally result in a capital gain or loss for the non-employee director but will have no tax consequences for the Company. AVX feels that it is important for members of the Board to be shareholders of the Company and to have an incentive to help the Company grow and prosper and to share in that prosperity.


NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

         The Non-Employee Directors' Deferred Compensation Plan (the "Deferred Plan") allows each outside director, at his election, to defer payment of certain portions of his compensation as a director. Deferrals are invested in an AVX

Phantom Share Unit Fund. A director's deferred account is paid, at the director's election, either on the 10th anniversary of each annual deferral or upon his ceasing to be a member of the Board of Directors.


                             EXECUTIVE COMPENSATION

CASH COMPENSATION


         The following table shows cash compensation paid and certain other compensation paid or accrued by the Company related to the fiscal years ended March 31, 2000, 1999, and 1998 to each of the Company's five most highly compensated executive offices, including the Chief Executive Officer, in all capacities in which they served.


                           SUMMARY COMPENSATION TABLE

                               Annual Compensation

                                                                                  Long Term
                                                                                 Compensation
                                                                                --------------      All Other
                                                                                                  Compensation
                                                                 Other Annual    Securities       ------------
               Name and         Fiscal     Salary                Compensation    Underlying
               Position          Year      ($)(1)     Bonus($)       ($)        Options (#)(2)       ($)(3)
               --------          ----     --------    --------     -------      --------------      -------
Benedict P. Rosen                2000     $545,000    $854,213     $13,507            -0-           $74,363
Chairman and                     1999      545,000      32,700      17,664            -0-            78,600
Chief Executive Officer          1998      520,000     622,950      14,100           90,000          78,412

John S. Gilbertson               2000      424,000     664,020      18,492           40,000          57,872
President and                    1999      424,000      25,440      10,063            -0-            78,761
Chief Operating Officer          1998      400,000     476,340       8,994           80,000          67,497

Donald B. Christiansen           2000      230,000     200,475      13,507           20,000          30,666
Sr. VP Finance,                  1999      230,000      13,800      16,194            -0-            52,167
Chief Financial Officer          1998      220,000     170,530      15,939           50,000          34,105
and Treasurer

C. Marshall Jackson              2000      215,000     219,173       1,228           20,000          28,628
Senior Vice President of         1999      215,000      12,900       1,778            -0-            49,905
Sales and Marketing              1998      200,000     168,885       7,643           50,000          31,915

Ernie Chilton                    2000      200,000     180,000      19,300           25,000          27,000
Senior Vice President of         1999      200,000           0      18,000            -0-            27,000
Tantalum                         1998      194,500      85,000      17,000            -0-            26,300


(1) Includes amounts earned but deferred by the executive officer at his election, pursuant to the Company's savings or deferred compensation plans.

(2) All stock options were granted pursuant to the 1995 Stock Option Plan


(3) All other compensation includes: (i) the Company's contribution on behalf of the respective executive officers pursuant to the terms of the AVX Ltd. Pension Plan (the "Pension Plan"), AVX Corporation Deferred Compensation Plans (the "DCPs"), and the AVX Corporation Retirement Plan (the "Retirement Plan"). Mr. Chilton participates in the Pension Plan, a defined benefit pension plan maintained by AVX Limited, a wholly-owned subsidiary of AVX Corporation. The Pension Plan provides for a retirement benefit at a normal Pension Date, as defined, equal to 60% of the Final Pensionable Salary, as defined, after completing at least 20 years of continuing service. Mr. Chilton has been employed by AVX Limited since 1979. The table below sets forth the components of all other compensation described above, for the fiscal year ended March 31, 2000, for the above named executive officers:



                           Pension Plan             DCPs         Retirement Plan
                           ------------           -------        ---------------
Benedict P. Rosen                                 $54,823            19,540
John S. Gilbertson                                 37,963            19,909
Donald B. Christiansen                              9,866            20,800
C. Marshall Jackson                                 7,828            20,800
Ernie Chilton                $27,000


         The amounts shown for each named executive officer may exclude certain perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for any year included in this table.


           Options Granted During the Fiscal Year Ended March 31, 2000

                             Individual Grants(1)(2)


                                           % Total
                           Number of       Options                                            Potential Realizable
                           Securities      Granted                                       Value at Assumed Annual Rates
                           Underlying     Employees     Exercise Base                          of Stock Appreci-
                            Options       in Fiscal         Price         Expiration           ation for Option
        Name                Granted          Year       ($/share)(3)         Date                     Term
        ----               ----------     ---------     -------------     ----------     -----------------------------
                                                                                              5%             10%
John S. Gilbertson           40,000          8.9%          $16.00          04/01/09        $402,493      $1,019,995
Donald B. Christiansen       20,000          4.5%           16.00          04/01/09         201,200         510,000
C. Marshall Jackson          20,000          4.5%           16.00          04/01/09         201,200         510,000
Ernie Chilton                25,000          5.6%           16.00          04/01/09         251,500         637,500


(1) Each option was granted on April 1, 1999 to purchase shares of Common Stock. Twenty five percent of the shares subject to the options become exercisable one year from the date of grant and 25% become exercisable on each of the three succeeding anniversary dates, provided the optionee continues to be employed by the Company or any of its subsidiaries. The actual value an optionee receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in the right hand columns of the table will actually be realized. No gain to the optionee is possible without an appreciation in the stock value which will benefit all shareholders commensurately.


(2) The options were granted pursuant to the 1995 Stock Option Plan and do not provide for tandem or stand alone stock appreciation rights.


(3) Payment for shares of Common Stock upon exercise of a stock option may be made in cash, or with the Company's consent, shares of Common Stock or a combination of cash and shares of Common Stock.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

         The following table sets forth information with respect to options exercised during fiscal 2000 by the named executive officers and fiscal year-end values of unexercised options held by the named executive officers at year-end (all of which options were granted by the Company pursuant to the 1995 Stock Option Plan).


                                                                           Number of              Value of
                                                                       Shares Underlying         Unexercised
                                                                          Unexercised           In-the-Money
                                                                       Options at Fiscal     Options at Fiscal
                                                                           Year End               Year End

                                         Shares
                                        Acquired
                                          on                           Exerci-    Unexer-   Exerci-     Unexer-
                                       Exercise     Value Realized      sable     cisable    sable      cisable
      Name                                (#)          ($) (1)           (#)        (#)       ($)         ($)
      ----                             --------     --------------     -------    -------   -------   ----------
Benedict P. Rosen                        15,686       $  545,089       235,564    63,750    $12,536   $3,615,703
John S. Gilbertson                                                     211,875    95,625     11,245    5,546,367
Donald B. Christiansen                   87,500          979,645        12,500    57,500    703,906    3,325,156
C. Marshall Jackson                     150,000        2,915,551        12,500    57,500    703,906    3,325,156
Ernie Chilton                           137,500        2,153,459         -0-      37,500      -0-      2,216,407


(1) Represents the market value of the Common Stock on the date of exercise less the exercise price of the options.

           Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended March 31, 2000, the Compensation Committee was comprised of Messrs. Inamori, Itoh, Campbell and Tressler. Dr. Inamori is Chairman Emeritus of the Board, and Mr. Itoh is Chairman, of Kyocera. Kyocera owns 60,900,000 shares, or approximately 69.8%, of the Company's outstanding Common Stock and has engaged in a significant number and variety of related company transactions with the Company. The more significant arrangements and agreements between the Company and Kyocera are described in the Company's Annual Report on Form 10-K and in the footnotes to the financial statements in the Annual Report to Shareholders. For additional information concerning positions with Kyocera held by officers and directors of the Company, see "Proposal I, Election of Directors, Nominations for the Board of Directors" above.


                        Report of Compensation Committee

         This report provides an overview of the Company's executive compensation philosophy and describes the role of the Compensation Committee.


         The Compensation Committee, subject to review by the Board, makes determinations regarding salary levels and annual incentive bonus opportunities for executive officers, and performs such other compensation related functions delegated to the Compensation Committee by the Board.


         The Company's compensation policy reflects a commitment to an executive compensation plan which enables the Company to attract, retain and motivate highly qualified management professionals. The Company's compensation philosophy is to directly align executive compensation with the financial performance of the organization. The Company believes that the relationship between executive compensation and Company performance will create benefit for all shareholders.


         The executive compensation program has been developed by the Compensation Committee using various factors which include historical earnings, review of industry competition executive compensation plans, and consultation with compensation experts. The key elements of the executive compensation program are base salary, annual incentive bonus and stock options, in addition to those benefits provided under the Company's retirement plans.


         The Compensation Committee or, the Equity Compensation Committee, as applicable, review and approve each element of the Company's executive compensation program and periodically assess the effectiveness of the program as a whole. This program covers the Chief Executive Officer, the four other named executive officers and all other executive officers of the Company. Specifically, the committees approve the salaries of all executive officers, cash awards under the Company's Management Incentive Plan ("MIP"), the grant of stock options under the 1995 Stock Option Plan, and the provision of any special benefits or perquisites to executive officers.


Base Salary Program


         The base salary program is intended to provide base salary levels that are externally competitive and internally equitable, and to reflect each individual's sustained performance and cumulative contribution to the Company. Each executive officer's individual performance is reviewed to arrive at merit increase determinations. These merit increases are then reviewed within the context of the total merit increase budget to determine reasonableness.


Management Incentive Plan


         The MIP provides for annual cash incentive compensation based on various performance measures for executive officer positions. Bonus awards are paid under the MIP generally if the Company's financial performance exceeds a predetermined performance target. The bonus awards for the Chief Executive Officer and the Chief Operating Officer are based on a percentage of target profits. The rest of the executive officers' bonuses are derived from a pool determined based on a percentage of target profits.


1995 Stock Option Plan


         The 1995 Stock Option Plan is designed to reward executive officers and other key employees directly for appreciation in the long-term price of the Company's stock. The plan directly links the compensation of executive officers to gains by the shareholders and encourages executive officers to adopt a strong stakeholder orientation in their work. The 1995 Stock Option Plan also places what can be a significant element of compensation at risk because the options have no value unless there is appreciation over time in the value of Company stock.


         With the understanding that the value (if any) of stock options is based on future performance, the Company bases stock option grants on levels of expected value for long-term incentive grants among other companies and other comparable corporate employers. The Equity Compensation Committee periodically reviews the practices, grant levels and grant values of other companies to ensure the plan continues to meet the Company's objectives.


Other Benefits


         Miscellaneous benefits offered to executive officers are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to executive officers are largely the same as those offered to the general employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

Chief Executive Officer Compensation

         As Chairman and Chief Executive Officer of the Company, Mr. Rosen's base salary reflects his substantial responsibilities. Based on these responsibilities, the Board awarded Mr.Rosen a base salary of $545,000 for fiscal year 2000. Mr. Rosen also received a substantial bonus award under the MIP based on the Company's financial results for the fiscal year.


Deductibility of Executive Compensation

         With respect to Section 162(m) of the Code and the underlying Internal Revenue Service (the "IRS") regulations pertaining to the deductibility of compensation to certain executive officers in excess of $1 million, the Compensation Committee has adopted a policy that it will attempt to comply with such limitations, to the extent practicable, including through its presentation of incentive compensation plans to the shareholders, for approval, where appropriate. However, the Compensation Committee has also determined that some flexibility is required, notwithstanding these IRS regulations, in negotiating and implementing the Company's incentive compensation program. It has, therefore, retained the option to award some bonus payments based on non-quantitative performance objectives and other criteria which it may determine, at its discretion, from time to time.


Summary


         The Compensation Committee believes the executive compensation program is adequate to accomplish the program's goals of attracting, retaining, and motivating highly qualified management professionals. The Committee believes the executive compensation program is fair to both the executive officers and the Company.


SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD:


         Kazuo Inamori, Chairman
         Carroll A. Campbell, Jr.
         Kensuke Itoh
         Richard Tressler


                            Report of Audit Committee


         In connection with the March 31, 2000, financial statements, the Audit
Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the Company's independent accountants the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the independent accountants the matters required by Independence Standards Board Statement No. 1. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.


SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD:


         Carroll A. Campbell Jr., Chairman
         Henry Lucas
         Richard Tressler

See attached Charter of the audit committee, Exhibit 1.

                              Employment Agreement

         Benedict Rosen has an employment agreement that provides for a two year advisory period upon his retirement from the Company. During this advisory period, Mr. Rosen will receive an annual payment equivalent to his most recent base salary. If Mr. Rosen dies prior to or during the two year advisory period, his heirs will be entitled to the compensation Mr. Rosen would have received.


                          Stock Price Performance Graph

         The following chart compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from August 15, 1995, through March 31, 2000, with the cumulative total return of the S&P 500 Stock Index and a Peer Group Index for such period.


                                 AVX CORPORATION
                                  TOTAL RETURN

                 ---------------------------------------------------------------
                                     Cumulative Total Return
                    8/95       3/96       3/97       3/98        3/99      3/00
--------------------------------------------------------------------------------

AVX CORPORATION   100.00      71.10      68.56      66.75       53.92    257.58
PEER GROUP        100.00      89.06      87.42     116.48       99.63    301.78
S & P 500         100.00     117.12     140.34     207.70      246.04    290.19
--------------------------------------------------------------------------------



         The "Peer Group" is comprised of the following companies: Amphenol, Kemet, Methode, Molex and Vishay. The Stock Price Performance Graph above and the foregoing Report of Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing with the Securities and Exchange Commission under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                              Shareholder Proposals

         If any shareholder intends to present a proposal to the Company for inclusion in its proxy statement relating to the annual meeting of shareholders expected to be held in July 2001, or wishes to recommend nominees to the Board, such proposal, in writing and addressed to the Corporate Secretary, must be received by the Company no later than February 14, 2001.


         In general, shareholder proposals intended to be presented at an annual meeting, including proposals for the nomination of directors, must be received by the Company 60 days in advance of the meeting.

                               Proxy Solicitation

         The entire cost of this solicitation will be borne by the Company, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of stock. Solicitation will primarily be made by mail, but proxies may be solicited personally, by telephone or by facsimile. In addition, the Company has retained American Stock Transfer & Trust Company to assist in the solicitation of proxies at a fee estimated to be $10,000, excluding out-of-pocket expenses.


         Requests for a copy of AVX's Annual Report on Form 10-K filed with the Securities and Exchange Commission should be directed to the Corporate Secretary of AVX Corporation, PO Box 867, Myrtle Beach, South Carolina 29578.


                                                      By order of the Board,


                                                      /S/ KURT CUMMINGS
                                                      --------------------------
                                                      Kurt Cummings
                                                      Corporate Secretary


June 19, 2000

                                                                       EXHIBIT 1


                                 AVX CORPORATION


                             Audit Committee Charter
                              Dated: March 31, 2000


I. PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing with the Company's senior financial management and independent accountants the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

o Serve as an independent and objective party to monitor the Corporation's financial reporting policies, procedures and practices.

o Review and appraise the independence and audit efforts of the Corporation's independent accountants.

o Provide an open avenue of communication among the independent accountants, financial and other senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION


         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be (i) independent directors free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee, and (ii) financially literate, as interpreted by the Board. At least one audit committee member must have accounting or related financial management expertise, as interpreted by the Board.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.



III. MEETINGS

         The Audit Committee shall meet at least four times annually. Such meetings should include the independent accountants and senior financial management. The Committee may choose to meet with financial management, other senior management, or the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess this Charter annually. Obtain Board approval of the Charter annually.

2. Review the Company's periodic reports and financial statements submitted to the Securities and Exchange Commission, including any independent accountant certification, report, opinion, or review, with the independent accountants. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

3. Annually prepare a report to shareholders for inclusion in the Company's annual proxy statement.


Independent Accountants

4. Reaffirm the independent accountants' accountability to the audit committee and the Board.

5. Obtain from the independent accountants a written statement regarding the relationships between the accountants and the Company. Recommend to the Board of Directors the selection of the independent accountants, after discussing with the independent accountants their independence and effectiveness.

6. Review the performance and the annual fees of the independent accountants and recommend to the Board any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants about any material weaknesses in internal controls or instances of fraud or illegal acts noted during the audit and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

8. Consult with the independent accountants and senior financial management regarding the integrity of the Company's financial reporting processes.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles and estimates applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's accounting and reporting principles and practices as suggested by the independent accountants or management.

Process Improvement

11. Following completion of the annual audit, review with senior financial management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

Other

13. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Please date, sign and mail your proxy card back as soon as possible! Annual Meeting of Shareholders
AVX CORPORATION
July 25,  2000
/Please Detach and Mail in the Envelope Provided/



A [X] Please mark your votes as in this example.
DIRECTORS RECOMMEND VOTING FOR 1,2,3, AND 4.
1. To elect four Class II Directors for terms Expiring at the Annual Meeting in July of 2003 FOR all nominees listed (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all listed nominees at right.
    (Instruction: to withhold authority to vote for any individual nominee strike out that nominee's name in the list provided at right.)

NOMINEES:             Michihisa Yamamoto
                      Carroll A. Campbell, Jr.
                      John S. Gilbertson
                      Rodney J. Lanthorne

                                                          FOR   AGAINST  ABSTAIN

2. To ratify a proposed amendment to the 1995
   Stock Option Plan;


3. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the fiscal year commencing April 1, 2000;

4. To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Please mark box at right if an address change or comment has been noted on the reverse side of this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Signature____________________Co-owner sign here_______ _______Date__________2000
NOTE: (Signatures should conform to names as registered For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

ANNUAL MEETING OF SHAREHOLDERS
AVX CORPORATION
JULY 26, 2000

PROXY VOTING INSTRUCTIONS
TO VOTE BY MAIL

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH TONE PHONE ONLY)

Please call toll-free 1-800-Proxies (1-800-776-9437) and follow the instructions. Have you control number and the proxy card available when you call. Please do not return your proxy card if voting by telephone.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page. Please do not return your proxy card if voting by internet.

YOUR CONTROL NUMBER IS  ____________

Please date, sign and mail your proxy card back as soon as possible! Annual Meeting of Shareholders
AVX CORPORATION
July 25,  2000
/Please Detach and Mail in the Envelope Provided.


A [X] Please mark your votes as in this example.

DIRECTORS RECOMMEND VOTING FOR 1,2,3, AND 4.
1. To elect four Class II Directors for terms Expiring at the Annual Meeting in July of 2003 FOR all nominees listed (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all listed nominees at right.
    (Instruction: to withhold authority to vote for any individual nominee strike out that nominee's name in the list provided at right.)

NOMINEES:             Michihisa Yamamoto
                      Carroll A. Campbell, Jr.
                      John S. Gilbertson
                      Rodney J. Lanthorne


                                                          FOR   AGAINST  ABSTAIN

2. To ratify a proposed amendment to the 1995
   Stock Option Plan;


3. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the fiscal year commencing April 1, 2000;

4. To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Please mark box at right if an address change or comment has been noted on the reverse side of this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Signature____________________Co-owner sign here_______ _______Date__________2000
NOTE: (Signatures should conform to names as registered For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

AVX CORPORATION
17th Ave. South - Myrtle Beach, South Carolina  29577

The undersigned hereby appoints Benedict P. Rosen, Chairman and Chief Executive Officer, and John S. Gilbertson, President and Chief Operating Officer, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of AVX Corporation held of record by the undersigned on May 26, 2000, at the Annual Meeting of Shareholders to be held on July 25, 2000, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

If VOTING BY MAIL, PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your names(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

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